CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Fonix Corporation

As independent certified public accountants, we hereby consent to the use of our report dated February 26, 2004, with respect to the consolidated financial statements of Fonix Corporation in the Registration Statement of Fonix Corporation on Form S-2 relating to the registration of 75,000,000 shares of Class A common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statements.



                                     /s/ Hansen, Barnett & Maxwell

                                     HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
January 3, 2005